UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2018

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Fusion Telecommunications International, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on February 21, 2018, at 3:00 p.m., New York City time.  The Meeting was held at the Company’s principal office located at 420 Lexington Avenue, Suite 1718, New York, New York 10170.

The Annual Meeting was called for the purpose of considering and acting upon the following seven proposals:

1.           to adopt the Merger Agreement, dated as of August 26, 2017, by and among the Company, Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc., as amended from time to time (the “Merger Agreement”) and approve (i) the Merger (as defined in the Merger Agreement), (ii) the issuance of the Merger Shares (as defined in the Merger Agreement), and (iii) the other transactions contemplated by the Merger Agreement;

2.           to adopt an amendment to the Company’s certificate of incorporation (the “Certificate of Amendment”) to effectuate a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a ratio of up to 5:1, to the extent determined necessary by the board of directors of the Company (the “Board”) to comply with the listing requirements in connection with the post-Merger listing of the Common Stock on The Nasdaq Capital Market®;

3.           to adopt an amended and restated certificate of incorporation of the Company (the “Restated Charter”) to, among other things, (i) increase the number of authorized shares of Common Stock from 90,000,000 to 150,000,000 and (ii) change the Company’s name to “Fusion Connect, Inc.”;

4.           to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter;

5.           to approve, on an advisory basis, certain compensation that may be paid to certain of the Company’s named executive officers as a result of the Merger; and

6.           to elect eight (8) directors to hold office until the earliest to occur of (i) the election and qualification of their successors and (ii) their earlier resignation, death, or removal from office; and

7.           to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The number of shares cast for and against, as well as the number of abstentions and broker non-votes as to Proposals 1, 2, 3, 4, 5 and 7 submitted to Stockholders is as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1 – to adopt the Merger Agreement and approve (i) the Merger, (ii) the issuance of the Merger Shares, and (iii) the other transactions contemplated by the Merger Agreement	19,099,543	119,689	8,237	2,200,113
Proposal 2 – to adopt the Certificate of Amendment to effectuate a reverse stock split	18,495,158	724,434	7,877	2,200,113
Proposal 3 – to adopt the Restated Charter to, among other things, (i) increase the number of authorized shares of the Company’s Common Stock from 90,000,000 to 150,000,000 and (ii) change the Company’s name to “Fusion Connect, Inc.”	19,023,699	193,433	10,337	2,200,113
Proposal 4 – to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposals to adopt the Merger Agreement, to adopt the Certificate of Amendment and to adopt the Restated Charter	18,514,591	678,910	33,968	2,200,113
Proposal 5 – to approve, on an advisory basis, certain compensation that may be paid to certain of the Company’s named executive officers as a result of the Merger	17,261,020	1,723,852	242,597	2,200,113
Proposal 7 – to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017	20,999,907	266,018	161,657	0

The number of shares cast for and withheld, as well as the number of broker non-votes, as to Proposal 6 is as follows:

Proposal to elect eight (8) Director nominees to hold office until the Company’s next Annual Meeting of Stockholders	Votes For	Votes Withheld	Broker Non-Votes
Marvin S. Rosen	16,884,925	2,342,544	2,200,113
Philip D. Turits	18,553,676	673,793	2,200,113
Matthew D. Rosen	18,580,191	647,278	2,200,113
Jack Rosen	18,784,156	443,313	2,200,113
Paul C. O’Brien	16,862,607	2,364,862	2,200,113
Michael J. Del Giudice	17,767,935	1,459,534	2,200,113
Larry Blum	17,476,498	1,750,971	2,200,113
William Rubin	18,813,423	414,046	2,200,113

The foregoing results are considered final. The Board has determined to continue its present practice of submitting proposals to Stockholders to determine the frequency of non-binding, advisory proposals on executive compensation every three years. The next non-binding proposal to determine the frequency of holding non-binding, advisory proposals on executive compensation will be presented to Stockholders at the 2019 annual meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

February 21, 2018	By:	/s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
EVP and General Counsel

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